Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Donald E. Washkewicz, Timothy K. Pistell, Thomas A. Piraino, Jr., Pamela J. Huggins, Jon P. Marten and Patrick J. Leddy, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 12th day of August 2010.

/s/ Donald E. Washkewicz	/s/ Klaus-Peter Müller

Donald E. Washkewicz	Klaus-Peter Müller
Chairman, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ Timothy K. Pistell Timothy K. Pistell	/s/ Candy M. Obourn Candy M. Obourn
Executive Vice President — Finance and	Director
Administration and Chief Financial Officer
(Principal Financial Officer )

/s/ Jon P. Marten Jon P. Marten	/s/ Joseph M. Scaminace Joseph M. Scaminace
Vice President and Controller (Principal Accounting Officer)	Director

/s/ Linda S. Harty Linda S. Harty	/s/ Wolfgang R. Schmitt Wolfgang R. Schmitt
Director	Director

/s/ William E. Kassling William E. Kassling	/s/ Markos I. Tambakeras Markos I. Tambakeras
Director	Director

/s/ Robert J. Kohlhepp Robert J. Kohlhepp	/s/ James L. Wainscott James L. Wainscott
Director	Director

/s/ Giulio Mazzalupi Giulio Mazzalupi
Director